	Fingerhut Receivables, Inc. Securityholder's Statement	Class A	Fingerhut Master Trust Series 1998-2 Class B	CTO	Class D	Monthly Report Jul-2002 Total
(i)	Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

(ii)	Security Principal Distributed	0.00	0.00	0.00		0.00

(iii)	Security Interest Distributed	1,752,187.50	277,412.80	147,360.96		2,176,961.26

Security Principal Distributed per $1,000		0.0000000	0.0000000	0.0000000

Security Interest Distributed per $1,000		5.1916667	5.4250000	2.4014236

(iv)	Principal Collections	13,458,938.87	2,039,218.65	2,447,094.30	2,447,094.30	20,392,346.12
(v)	Finance Collections	11,348,952.08	1,719,525.97	2,063,458.06	2,063,458.06	17,195,394.17
	Recoveries	1,726,135.14	261,533.77	313,844.61	313,844.61	2,615,358.13
	Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
	Total Finance Collections	13,075,087.22	1,981,059.74	2,377,302.67	2,377,302.67	19,810,752.30
	Total Collections	26,534,026.09	4,020,278.39	4,824,396.97	4,824,396.97	40,203,098.42

(vi)	Total Receivables in Trust					992,207,704.64

	Aggregate Amount of Principal Receivables					832,536,148.47

	Invested Amount (End of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

	Floating Allocation Percentage	40.5387803%	6.1421958%	7.3707310%	7.3707310%	61.4224381%

	Fixed/Floating Allocation Percentage	40.5387803%	6.1421958%	7.3707310%	7.3707310%	61.4224381%

	Invested Amount (Beginning of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

	Average Daily Invested Amount					511,364,000.00

(vii)	Receivable Delinquencies
	Current				78.10%	801,426,412.92
	30 Days to 59 Days				6.91%	70,902,663.97
	60 Days to 89 Days				4.80%	49,309,699.86
	90 Days and Over				10.19%	104,541,932.59
	Total Receivables				100.00%	1,026,180,709.34

(viii)	Aggregate Investor Default Amount					10,749,934.88

	As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					27.40%

(ix)	Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x)	Servicing Fee	517,808.22	78,455.23	94,147.51	94,147.51	784,558.47

(xii)	Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000

(xiii)	Excess Funding Account Balance					0.00

(xiv)	CTO Trigger Event Occurrence					None
	CTO Reserve Amount					N/A
(xv)	Number of New Accounts Added to the Trust					443
(xvi)	Revolving Receivables Reserve Account Balance					$5,084,000.00

(xvii)	Defeasance Funding Account Balance					0.00

Average Net Portfolio Yield						23.10%

Minimum Base Rate						7.79%